Exhibit 10.21

                          MEMORANDUM OF UNDERSTANDING

                                    between

                            Sustainable Power Corp.

                                      and

                                Rice University


THIS MEMORANDUM OF UNDERSTANDING ("Agreement") is made as of December 1, 2008 ("Effective Date") by and between Sustainable Power Corp. (hereinafter referred to as "Sustainable Power") and Rice University on behalf of its Energy and Environmental Systems Institute (hereinafter referred to as "EESI").


WHEREAS, the parties are entering into an arrangement relating but not limited to the development of green energy production from renewable fuel sources, leading to various programs and projects; and

WHEREAS, each party represents that it has developed and possesses certain information including technical and/or business information relevant to the various programs and projects, some of which it considers to be confidential ("Confidential Information"); and

WHEREAS, the parties anticipate entering into a more formal agreement to govern the relationship between themselves and others;

NOW, THEREFORE, it is mutually agreed as follows:

1.  Confidential Information

Confidential Information shall be used only for evaluation purposes. Each party hereby agrees to keep in confidence and not disclose to any third party any Confidential Information disclosed by the other party during the course of their dealings with each other, except as hereinafter provided. Confidential Information may be disclosed to employees or contractors of the recipient who have a need to know such information and who have legally enforceable nondisclosure obligations. Confidential Information shall not be reproduced in any form except as required to accomplish the purpose of this Agreement.

Any information so disclosed shall be in writing and marked as "Confidential Information" or, if disclosed verbally, shall be identified as confidential when disclosed and reduced to

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writing, as appropriate, within thirty days and marked as "Confidential
Information."    Confidential Information shall not include information that:

1.     is or becomes publicly available through no fault of either party;
2. was known by either party prior to receipt of such Confidential Information pursuant to this Agreement;
3. is independently developed by or for either party without use of the relevant Confidential Information;
4. is disclosed to either party on a non-restrictive basis without misappropriation of any trade secrets and without any direct or indirect breach of confidentiality; or
5.     is required by law to be disclosed.

2.  Term of Confidentiality

Unless otherwise agreed to in writing, neither party shall have any obligations of confidentiality under this Agreement after five years from the disclosure of Confidential Information, except that any Confidential Information identified by the disclosing party as a trade secret shall be safe guarded against unauthorized use or disclosure in perpetuity.

3.  Relationship Commitments

It is the intent of the parties to work together to consummate a formal written agreement between them that more fully describes the obligations of each to the other in contractual form. Among other provisions, the written agreement may address such items as the following:


-     Assessment of Sustainable Power technologies and processes
- Development and expansion of formulas assisting Sustainable Power techniques
-     Exploring Partnership Potential in governmental programs
- Investigate Potential Student Programs assisting in the development of Sustainable Power technologies

4.  Exclusivity

The parties agree that this will be a non-exclusive arrangement between them. The parties further agree that neither shall exercise any control over the conduct of the other's business. This agreement does not constitute either party as the agent or legal representative of the other for any purpose other than may be specified in writing.




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5.  Term of Agreement

This Agreement is for an initial term of one year from the effective date hereof and may be extended by the mutual written agreement of the parties at the end of such term.


EXECUTED as of the Effective Date.


Sustainable Power Corp.          Rice University

By: \s\ M. Richard Cutler        \s\ James S. Coleman
    ---------------------        --------------------
M. Richard Cutler                James S. Coleman, Ph.D.
President and CEO                Vice Provost for Research